FILED  (STAMPED)                           STATE  OF  NEVADA
                                                   -----------------
    IN THE OFFICE OF THE
SECRETARY  OF  STATE  OF  THE               ARTICLES  OF  AMENDMENT  TO  THE
     STATE  OF  NEVADA                      ARTICLES  OF  INCORPORATION  OF

    MAR  19  1999

 No. C10137-89 (HAND WRITTEN)                  TRINITY GAS CORPORATION
-------------------------------
   Dean Heller (SIGNED)
DEAN HELLER, SECRETARY OF STATE

     Pursuant to the provisions of NRS 78.3904, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation is:

                            TRINITY GAS CORPORATION

     2. On March 17, 1999, stockholders holding a majority of the voting power of the corporation, by written consent pursuant to NRS 78.320, adopted the following amendments to the Articles of Incorporation:

A.   The amendment of ARTICLE ONE to read as follows:

     The name of the corporation is TRINITY ENERGY RESOURCES, INC.

B.   The amendment of ARTICLE FOUR to read as follows:
     The aggregate number of shares which the corporation shall have authority to issue is Three Hundred Fiftv Million (350,000,000) shares, each having a par value of one-tenth of a cent ($.001) per share, divided into:

                           50,000,000 Preferred Shares
                                       and
                                       ---
                            300,000,000 Common Shares

     A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

     A.     Common  Shares.     The  terms  of  the  300,000,000  Common
            ---------------
                                        1


     Shares  of  the  corporation  shall  be  as  follows:

          (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

          (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

          (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

     B. Preferred Shares.  Prior to the issuance of any of the Preferred Shares,
        ----------------
     the Board of Directors shall determine the number of Preferred Shares to then be issued from the Fifty Million (50,000,000) shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board


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     of Directors'  determination  of a series,  the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Class B Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

C.   The  addition  of  a  new  article,  ARTICLE  TWELVE, to read as follows:

     ARTICLE  TWELVE.          [INDEMNIFICATION]
     ----------------

          (a) This corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to


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          which such person is adjudged  liable for  negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought
          determines,   on  application,   that  despite  the   adjudication  of
          liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of
                          ----------------
          itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

          (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

          (c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

          (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly


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
          adopted by the Board of Directors, or duly authorized by a majority of the shareholders.



     IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Articles of Incorporation of TRINITY GAS CORPORATION pursuant to Chapter 78 of the Nevada Corporation Laws, have hereunto duly executed these Articles of Amendment to the Articles of Incorporation to be filed in the Office of the Secretary of State of the State of Nevada for the purposes therein set forth this 17th day of March, 1999.

                                          TRINITY GAS CORPORATION

ATTEST:

                                          By: /S/  Michael L. Wallace
                                              ----------------------------------
                                                   Michael L. Wallace, President

/S/  John  W.  Mahoney
-----------------------------------
John  W.  Mahoney,  Secretary

                                 ACKNOWLEDGMENT

STATE  OF  TEXAS     :
                     :ss
COUNTY  OF  HARRIS   :
                                 ACKNOWLEDGEMENT

     Personally appeared before me, a notary public in and for said County and State, Michael L. Wallace, known to me or duly proved to me, who stated that he was the President of TRINITY GAS CORPORATION, a Nevada corporation, and he acknowledged that he had executed the Articles of Amendment on behalf of such corporation for the purposes stated therein.

                                   /S/  Linda S. Bryant
                                   -----------------------------------
My  Commission  Expires:
LINDA  S.  BRYANT
MY  COMMISSION  EXPIRES
APRIL  3,  2001


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